                                                                Exhibit 10.xxxvi

                                                                 Amended Through
                                                                October 29, 1988

                                                                       COMPOSITE
                                                                       ---------
                              THE MEAD CORPORATION
                   DEFERRED COMPENSATION PLAN FOR DIRECTORS*
                   ----------------------------------------

Section 1.  Definitions.

     (a) Year means each calendar year commencing on January 1 and ending on the succeeding December 31.

     (b) Company means The Mead Corporation, an Ohio corporation, and its corporate successors.

     (c) Compensation Committee means the Compensation Committee of the Board of Directors of the Company.

     (d) Director means any person who serves on the Board of Directors of the Company except members of the Board of Directors who are also employees of the Company.

     (e)  Plan means this Deferred Compensation Plan for Directors.

     (f) Termination Date means the date a Director concludes his/her service on the Company's Board of Directors.

Section 2.  Eligibility.

     The Plan is limited to those present or future Directors of the Company.

Section 3.  Administration.

     (a) The Plan shall be administered by the Compensation Committee which may delegate to the appropriate officers and/or employees of the Company such duties in connection with the administration of the Plan as they may deem necessary, advisable or appropriate. All Directors who are members of the Compensation Committee shall be eligible to participate in the Plan.

     (b) Subject to the express provisions of the Plan, the Compensation Committee shall have authority to construe and interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for administering the Plan. The Compensation Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Compensation Committee on any matters within the scope of this Section 3(b) shall be conclusive.

Section 4.  Election by Participants.

     (a) At least thirty days prior to the commencement of each Year, the Compensation Committee shall cause to be furnished to each Director an appropriate form which enables the Director to elect to defer, until after the Director's termination date, payment of a minimum of 20% up to a maximum of 100% (in increments of 10%) of compensation earned for service on the Company's Board of Directors during the upcoming year (including annual retainer and fees for attending meetings of the Board and its Committees, but excluding expense reimbursement). The Director shall select the date and manner of receiving any compensation that is deferred each year, provided that such selection must be in accordance with the following:

     (i) with respect to compensation payable for the 1987 Year and preceding years.

          (I) the date to pay or commence paying the compensation shall be the first day of any month after the Director's Termination Date and before the Director's 72nd birthday, and

          (II) the compensation shall be paid either in one lump sum on the Deferral Date or in up to 25 annual installments, commencing on the Deferral Date.
---------------
     *This is a composite of The Mead Corporation Deferred Compensation Plan for Directors, reflecting the plan and all amendments adopted through October 29, 1988. The plan has been supplemented by a 1985 Supplement which is set forth in a separate document.
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     (ii)  with respect to compensation payable for the 1988 Year and subsequent years.

          (I) the date to commence paying the compensation shall be the January 2 next following the Director's Termination Date or such later January 2 as may be chosen by the Director, but in any event not later than the January 2 of the Year following the year in which the Participant becomes or would have become age 72, and

          (II) the compensation shall be paid in 15 level annual installments commencing on the Deferral Date.

     The date chosen to pay or commence payment of compensation pursuant to paragraph (i)(I) or (ii)(I) above is referred to herein as the "Deferral Date." The actual payment of the lump sum or of the first of the annual installments may be at any time within one year of the Deferral Date, at the sole discretion of the Compensation Committee (or its delegate). To the extent that a Director has not elected to defer compensation, such compensation payment shall be made in cash to him/her at the time it would be otherwise payable.

     (b) In order to be effective, the form must be signed by the Director and must be returned to the Compensation Committee (or its delegate) prior to the commencement of the Year. If the Director fails to return the form or if the form is received after the commencement of the Year, then the Director shall be deemed to have elected not to defer compensation and no amended election made thereon, which is otherwise permitted by Section 4(c), shall be effective.

     (c) The election made by the Director under Section 4(a) shall be irrevocable provided that a Deferral Date chosen by the Participant and/or the number of installments payable to the Director may be changed by the Compensation Committee, in its sole discretion, but only, unless the Compensation Committee determines otherwise, in the event of a severe financial hardship to the Director resulting from a sudden and unexpected illness or accident to the Director or a dependent (as defined in Section 152(a) of the Internal Revenue Code) of the Director, loss of the Director's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Director. In the event a change made pursuant to this paragraph affects a Director who is a member of the Compensation Committee, such Director shall not participate in the Compensation Committee's decision. The number of installments payable to the Director's designated beneficiary may be changed by the Compensation Committee on the same basis as set forth in this paragraph.

     (d) In the case of a new Director who has been designated as eligible to participate in the Plan for the Year in which he/she begins service on the Company Board of Directors, a timely election with respect to such Year will be deemed to have been made if it is in fact made and returned to the Compensation Committee within 30 days after such person becomes a Director.

Section 5.  Deferred Compensation.

     (a) The Company shall establish an appropriate record (hereinafter referred to as the "Deferred Compensation Ledger") and thereafter from time to time enter therein the name of each Director who has elected Deferred Compensation in accordance with Section 4 hereof, the amount of compensation payments which he/she has elected to defer and his/her preference as to the manner of payment of such compensation.

     (b) With respect to compensation earned in 1982 through 1983, the Company shall credit annually to a Director's account (including the account of a Director who has passed his Termination Date) interest at a rate equal to the weekly composite bond yield for single A bonds rounded to the nearest 1/10 of 1%, as published in the S & P Indexes of the Security Markets for the last week of the third quarter of the Year preceding the year earned.

     For compensation earned in 1984 and 1985, the interest to be credited to such account(s) shall be at a rate equal to the nine-month average composite bond yield for single A bonds rounded to the nearest 1/10 of 1% as published in the S & P Indexes of the Security Markets for the first nine months of the Second Year preceding the year such interest is credited.

     For compensation earned in 1986 and subsequent years, the interest to be credited to such account(s) shall be at a rate equal to the nine-month average composite bond yield for prime grade, ten-year municipal bonds rounded to the nearest 1/10 of 1% published in the Salomon Brothers Index of the Security Markets for the first nine months of the Second Year preceding the year such interest is credited. Each post-1983 account will be credited with interest, which will change from year to year based upon the above calculations.

                                      (2)
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    (c)  Except to the extent otherwise provided in this Section, the amounts credited to a Director's account in the Deferred Compensation Ledger shall be paid to the Director (or his/her beneficiary designated under Section 5(d) hereof) after his/her Termination Date in accordance with Section 4(a) hereof. In the case of installment payments, each such payment shall include an amount equal to the percentages credited to his/her account under Section 5(b) hereof since the next preceding payment.

     Notwithstanding the form of payment selected by the Director, the amounts (or a portion of the amounts) credited to a Director's account (or accounts) in the Deferred Compensation Ledger shall be paid as follows under the following circumstances:

     (i) if the aggregate amount credited to a Director's account is $10,000 or less, at the time of his/her Termination Date (after all distributions pursuant to (ii) below), then such amount shall be paid in one lump sum on or before the last day of the month next following the Director's Termination Date.

     (ii) if the Director's Termination Date precedes his/her 55th birthday (other than as a result of the Director's death or disability), then deferred compensation relating to the 1988 Year and subsequent years and earnings thereon credited to the Director's account shall be paid in one lump sum on or before the last day of the month next following the Director's Termination Date.

     (d) Each Director upon election of Deferred Compensation shall file with the Compensation Committee (or its delegate) a notice in writing designating one or more beneficiaries to whom payments shall be made in the event of his/her death. The Director shall have the right to change the beneficiary or beneficiaries from time to time; provided, however, that any change shall not become effective until received in writing by the Compensation Committee (or its delegate). In the event a Director fails to deliver such written designation, then such payments shall be made to the estate of such Director. At the time of filing a form pursuant to Section 4(a), the Director may also file with the Compensation Committee (or its delegate) a written election of the date for commencement of payments to the designated beneficiary and manner of payment in the event of his/her death. In the event a Director fails to deliver such written election, payment shall commence as of the date of his/her death or continue to be paid to his/her beneficiary in the manner elected under Section 4(a). In no event shall the aggregate number of annual installments paid to a Director and his/her beneficiary exceed 25.

     (e) Nothing contained in the Plan and no action taken pursuant to the provisions hereof shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Director, or any beneficiary of such Director designated pursuant to Section 5(d) hereof or any other person. Title to, and beneficial ownership of, any amounts credited to the Deferred Compensation Ledger shall at all times remain in the Company, and no Director or any beneficiary designated pursuant to Section 5(d) hereof shall have any property interest whatsoever in such amounts or in any specific assets of the Company. All amounts so credited shall remain general assets of the Company and shall be subject to the claims of general creditors of the Company.

Section 6.  Nonalienation of Benefits.

     No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefits. If any Director or beneficiary hereunder should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge any right or benefit hereunder, then such right or benefit shall, in the discretion of the Compensation Committee, cease and terminate, and in such event, the Company may hold or apply the same or any part hereof for the benefit of the Director or beneficiary, his/her spouse, children, or other dependents, or any of them in such manner and in such proportion as the Compensation Committee may deem proper.

Section 7.  Amendment or Termination of Plan.

     The Board of Directors of the Company may amend or terminate the Plan at any time; provided, however, that the percentage which has been or will be credited to a Director's account in accordance with Section 5(b) shall not change and the rights of a Director or beneficiary to commence or continue distributions from the Deferred Compensation Ledger (including its valuation) shall not be affected.
------------------------

     1.  Amended through November 1, 1985.
     2.  Amendments to Sections 4 and 5 adopted effective as of October 1, 1987.
     3.  Amendment to Section 7 adopted October 29, 1988.

                                      (3)

                                SECOND AMENDMENT
                                       TO
                              THE MEAD CORPORATION
                    DEFERRED COMPENSATION PLAN FOR DIRECTORS

          WHEREAS The Mead Corporation (the "Company") heretofore established The Mead Corporation Deferred Compensation Plan for Directors (the "Plan") and subsequently amended the Plan; and

          WHEREAS the Company desires to further amend the Plan pursuant to the power reserved to the Company's Board of Directions by Section 7 of the Plan;

          NOW, THEREFORE, the Plan is hereby amended, effective as of June 24, 1998, as follows:

          1. Section 1(b) of the Plan is amended to read, in its entirety, as follows:

          "(b) Company means The Mead Corporation, an Ohio corporation, and, except in determining under Section 8 hereof whether or not any Change in Control of the Company has occurred, its corporate successors.

          2. Section 4(c) of the Plan is amended by the addition of the following sentence at the end thereof:

     "Notwithstanding the foregoing provisions of this Section 4(c), upon and after the occurrence of a Change in Control (as defined in Section 8 hereof), the discretionary power given the Compensation Committee to change the Deferral Date chosen by a Director and/or the form of payment of the Director's benefits hereunder shall be exercisable in a manner which postpones the Deferral Date or postpones or reduces any benefit payment only if the Compensation Committee shall have previously received a written request from the Director for such change and such power shall be exercisable only to determine whether to grant the particular change requested or to retain existing Deferral Date and existing form of payments."

          3. Section 5(e) of the Plan is amended by the addition of the following sentence at the end thereof:



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     "Notwithstanding the foregoing provisions of this Section 5(e), the benefits payable under the Plan are unfunded and are payable, when due, from the general assets of the Company; provided, however, that the Company, in its discretion, may establish or maintain a trust to pay such amounts, which trust shall be subject to the claims of the Company's unsecured general creditors in the event of the Company's bankruptcy or insolvency; and provided, further, that the Company shall remain responsible for the payment of any such amounts which are not so paid by any such trust."

          4. The Plan is amended by the addition of the following new Section 8:

     "Section 8. Definition of Change in Control

          "For purposes of the Plan, a 'Change in Control' shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred:

               "(i) date of expiration of a Tender Offer (other than an offer by the Company), if the offeror acquires Shares pursuant to such Tender Offer;

               "(ii) the date of approval by the shareholders of the Company of a definitive agreement: (x) for the merger or consolidation of the Company or any direct or indirect subsidiary of the Company into or with another corporation, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent ((i) in the case of a merger or consolidation of the Company, either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof, or (ii) in the case of a merger or consolidation of any direct or indirect subsidiary of the Company, either by remaining outstanding if the Company continues as a parent of the merged or consolidated subsidiary or by being converted into voting securities of the surviving entity or any parent thereof) at least 51% of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation, or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company (not including in the securities Beneficially

     Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company's then outstanding securities, or (y) for the sale or disposition of all or substantially all of the assets of the Company, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 51% of the combined voting power of the voting securities of which are owned (directly or indirectly) by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition;

               "(iii) (x) any Person is or becomes the Beneficial Owner of 25% or more of the voting power of the then outstanding securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates), excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (x)(l) of paragraph (ii) above or (y) the date of authorization, by both a majority of the voting power of the Company and a majority of the portion of such voting power excluding the voting power of interested Shares, of a control share acquisition (as such term is defined in Chapter 1701 of the Ohio Revised Code); and

               "(iv) a change in the composition of the Board of Directors such that individuals who were members of the Board of Directors on the date two years prior to such change (and any new directors (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) who were elected, or were nominated for election, by the Company's shareholders with the affirmative vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such two year period or whose election or nomination for election was previously so approved) no longer constitute a majority of the Board of Directors.

     "Notwithstanding the foregoing, a 'Change in Control' shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

     " 'Affiliate' shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

     " 'Beneficial Owner' shall have the meaning defined in Rule 13d-3 under the Exchange Act.

     " 'Exchange Act' shall mean the Securities Exchange Act of 1934, as amended from time to time.

     " 'Person' shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries,
     (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

     " 'Shares' shall mean shares of common stock, without par value, of The Mead Corporation.

     " 'Tender Offer' shall mean a tender offer or a request or invitation for tenders or an exchange offer subject to regulation under Section 14(d) of the Exchange Act and the rules and regulations thereunder, as the same may be amended, modified or superseded from time to time."

                                 AMENDMENT TO
                             THE MEAD CORPORATION
                   DEFERRED COMPENSATION PLAN FOR DIRECTORS

     WHEREAS, The Mead Corporation ("Mead") established The Mead Corporation Deferred Compensation Plan for Directors (the "Plan") and subsequently amended the Plan, and

     WHEREAS, Mead desires to further amend the Plan pursuant to the power reserved to Mead's Compensation Committee by Section 7 of the Plan;

     NOW, THEREFORE, the Plan is hereby amended, effective as of October 26, 2001, as follows:

     1. Section 4(a), first paragraph, second sentence is revised to add "Except as otherwise provided in the Plan," at the beginning thereof.

     2. Section 4(c), first paragraph, first sentence is revised to add "Except as otherwise provided in the Plan" at the beginning thereof.

     3. Section 5(c) is revised to add a new third paragraph to read as follows:

          Notwithstanding any provision in the Plan to the contrary but subject to this Section 5(c), second paragraph (except as otherwise specifically provided in this paragraph), a former or current Director can revise the Deferral Date and the number of installments (including a lump sum payment) to receive earned compensation that has been deferred as follows:

               (i) prior to a Change in Control, a former or current Director may revise a previously elected Deferral Date and number of installments (such revision being permitted to include receiving all or a portion of an account in a lump sum following a Change in Control and prior to termination of service), provided that any such revision is effective only for distributions on or following a Change in Control and occurring during January 2003 and thereafter and with respect to all or a portion of the balance of such Director's account on a Change in Control; and

               (ii) at least three months prior to termination of service as a Director (whether before or after a Change in Control), a current Director may file such revision with respect to the balance of such Director's account on such termination of service.

               A Director can make revisions in accordance with this subsection on a form furnished by and filed with the person responsible for administering the Plan at any time prior to the dates stated in this subsection 5(c).

     4. Section 7 is revised to (a) delete the word "and" and insert a comma in substitute thereof, (b) delete the period at the end of the sentence and insert the word "and" in substitute thereof and (c) add the following at the end, "a former or current Director's right to make or request revisions in accordance with Sections 4 and 5 shall continue."